Oppenheimer Rochester Arizona Municipal Fund
N-SAR Exhibit – Item 77D

Effective as of November 6, 2012, Oppenheimer Rochester Arizona Municipal Fund (the “Registrant”) changed from a non-diversified to a diversified fund, as described in the Supplement dated October 31, 2012 to the Summary Prospectus dated July 27, 2012 (SEC Accession No. 0000728889-12-001740), and the Supplement dated October 31, 2012 to the Prospectus and Statement of Additional Information dated July 21, 2012 (SEC Accession No. 0000728889-12-001738), which are hereby incorporated by reference in response to Item 77D of the Registrant’s Form N-SAR.